Exhibit 10.33

FOURTH AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2010, is entered into by and among GORDMANS, INC., a Delaware corporation (“Borrower”), each of the other Credit Parties signatory hereto, each of the lenders that is a signatory to this Amendment (together with its successors and permitted assigns, individually, “Lender” and, collectively, “Lenders”), and WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, “Agent” and together with the Lenders, collectively, the “Lender Group”), in light of the following:

WHEREAS, Borrower, the other Credit Parties signatory thereto, and the Lender Group are parties to that certain Loan, Guaranty and Security Agreement, dated as of February 20, 2009, as amended by that certain First Amendment to Loan, Guaranty and Security Agreement dated as of March 16, 2009, that certain Second Amendment to Loan, Guaranty and Security Agreement dated as of December 23, 2009 and that certain Third Amendment to Loan, Guaranty and Security Agreement dated as of June 30, 2010 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, the Credit Parties have requested that the Loan Agreement be amended as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein, the parties hereby agree as follows:

SECTION 1. RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

1.1 Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

1.2 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

SECTION 2. AMENDMENT TO LOAN AGREEMENT.

2.1 Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the reference to “$5,000,000” in the definition of “Permitted Purchase Money Indebtedness” and replacing it with a reference to “$15,000,000”; (ii) deleting the definition of “EBITDA” in its entirety; (iii) deleting the definition of “Permitted Consulting Fee” in its entirety; (iv) adding the following new definition in the appropriate alphabetical therein:

“Loan Cap” means, as of any date of determination, the lesser of (a) the Borrowing Base and (b) the Revolver Commitment.

(v) deleting from the definition of “Sponsor Subordinated Indebtedness” the following: “in a principal amount not to exceed at any one time outstanding $15,000,000 (exclusive of capitalized interest and fees)”; and (vi) deleting the definition of “Ultimate Parent” in its entirety and replacing it with the following:

“Ultimate Parent” means Gordmans Stores, Inc., a Delaware corporation.

2.2 Section 2.8(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) With respect to each Concentration Account, each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and the applicable Credit Party, in form and substance acceptable to Agent in its Permitted Discretion. Each Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Concentration Account and proceeds thereof are subject to the control of Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Concentration Account other than for payment of its service fees and other charges directly related to the administration of such Concentration Account and for returned checks or other items of payment, and (iii) within two Business Days after the date that it receives written notification from Agent (a “Control Exercise Notice”), it immediately will forward by daily sweep all amounts in the applicable Concentration Account to the Agent’s Account or as otherwise directed by Agent to prepay the Obligations in such order as set forth in Section 2.5(b); provided, that any such prepayments of the Loans pursuant to this Section 2.8(c) may be reborrowed subject to Section 3.2. Anything contained herein or in any other Loan Document to the contrary notwithstanding, Agent agrees that it shall not provide a Control Exercise Notice to the Cash Management Banks unless Excess Availability is less than $20,000,000 (a “Control Notice Event”). At any time following the occurrence and during the continuance of a Control Notice Event Agent shall be free to exercise its right to issue a Control Exercise Notice. Agent shall deliver to Borrower and the applicable Credit Party a copy of any such Control Exercise Notice promptly after delivery thereof to the applicable Cash Management Bank; provided, however that a non-willful failure to so do shall not affect the validity of any such Control Exercise Notice or otherwise limit Agent’s right to send any other Control Exercise Notice. The Control Notice Event shall terminate at such time when Excess Availability exceeds $20,000,000 for forty-five (45) consecutive days following occurrence of the Control Notice Event; provided under no circumstances shall more than one Control Notice Event terminate in any 365 day period. Upon the termination of such Control Notice Event, Agent shall withdraw such Control Exercise Notice and permit funds to be transferred as set forth above, including permitting each Credit Party access to funds in any Concentration Account (and daily sweeps thereof into any Designated Account), but subject in all events to the right of Agent to deliver a Control Exercise Notice following the occurrence and during the continuance of any subsequent Control Notice Event.

2.3 Section 7.1 of the Loan Agreement is hereby amended by (i) deleting clause (e) in its entirety and replacing it with the following:

(e) Subordinated Indebtedness; provided, immediately prior to, and after giving effect to the incurrence of such Subordinated Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result from such incurrence;

(ii) deleting clause (f) in its entirety and replacing it with the following:

(f) Indebtedness of any Credit Party to any other Credit Party (other than Parent or Ultimate Parent) and Indebtedness of a Credit Party guaranteeing Indebtedness of another Credit Party (other than Parent or Ultimate Parent) otherwise permitted under this Section 7.1;

(iii) deleting the reference to “and” at the end of clause (m), and (iv) deleting clause (n) in its entirety and replacing it with the following:

(n) Indebtedness assumed in connection with any acquisition permitted under this Agreement in an amount not to exceed $10,000,000 in the aggregate; provided that (i) such Indebtedness is not incurred in contemplation of such acquisition and (ii) at the time of such acquisition (A) no Default or Event of Default shall exist or shall result from such acquisition, (B) Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 30 days immediately prior to and after giving pro forma effect to the acquisition and (C) Agent shall have received updated projections showing that the Borrower’s projected Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 180 days immediately following such acquisition; and

(o) other Indebtedness of the Credit Parties, in an aggregate amount not to exceed at any time $5,000,000.

2.4 Section 7.3 of the Loan Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (c) and (ii) deleting clause (d) in its entirety and replacing it with the following:

(d) Asset Sales in an amount not to exceed $1,000,000 in the aggregate, provided at the time of any such Asset Sale no Default or Event of Default shall exist or shall result from such Asset Sale;

(e) Asset Sales not otherwise permitted hereunder; provided that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Borrower); (ii) at the time of any such Asset Sale, no Event of Default shall exist or shall result from such Asset Sale; (iii) no less than 80% of the consideration therefor shall be paid in cash; and (iv) at the time of such Asset Sale and after giving effect thereto, the aggregate sales price of all assets or property so sold by the Credit Parties, together, since the Closing Date shall not exceed 5% of the Consolidated Net Tangible Assets of the Borrower and its Subsidiaries determined in accordance with GAAP; and

(f) Asset Sales not otherwise permitted hereunder; provided that at the time of any such Asset Sale, (i) no Default or Event of Default shall exist or shall result from such Asset

Sale, (ii) Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 30 days immediately prior to and after giving pro forma effect to such Asset Sale and (iii) Agent shall have received updated projections, in form and substance satisfactory to Agent, showing that the Borrower’s projected Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 180 days immediately following such Asset Sale.

2.5 Section 7.8 of the Loan Agreement is hereby amended by (i) deleting clause (a) in its entirety and replacing it with the following:

(a) any Credit Party may make Restricted Payments to any other Credit Party (other than Parent and Ultimate Parent);

(ii) deleting clause (c) in its entirety and replacing it with the following:

(c) the Credit Parties may pay to Sun Capital Management Partners V, LLC (i) accrued fees and expenses owing pursuant to the Management Agreement in an amount not to exceed $2,000,000, (ii) an early termination fee, in an amount not to exceed $7,500,000, owing to Sun Capital Management Partners V, LLC pursuant to the Management Agreement as a result of the early termination of the Management Agreement and (iii) an advisory fee owing to Sun Capital Management Partners V, LLC pursuant to the Management Agreement, in an amount not to exceed 1.0% of the gross proceeds of the initial public offering of the equity securities of Ultimate Parent; provided, both immediately before and after giving pro forma effect to the payment of the fees referenced in this clause (c) the Borrower has minimum Excess Availability of at least $20,000,000.

(iii) deleting the reference to “and” at the end of clause (d), (iv) deleting clause (e) in its entirety and replacing it with the following:

(e) any Credit Party may make distributions or otherwise pay in the form of cash, from legally available funds therefor, to Ultimate Parent (i) for reasonable and customary directors’ fees and out-of-pocket expenses (other than directors who are employees of the Sponsor), (ii) for reasonable and customary indemnities to directors, officers and employees of the direct and indirect owners of the Credit Parties, in the ordinary course of business, to the extent reasonably attributable to the ownership of the Credit Parties, and (iii) for the purpose of allowing Ultimate Parent to pay reasonable and customary filing fees and expenses incurred by Ultimate Parent as a result of being a public entity; and

(f) any Credit Party may make Restricted Payments in an amount not to exceed $1,000,000 in the aggregate for all such Restricted Payments; provided, at the time of any such Restricted Payment, no Default or Event of Default shall exist or shall result from such Restricted Payment.

and (v) inserting the following at the end thereof:

Notwithstanding the foregoing, any Credit Party may make any Restricted Payment so long as at the time of any such Restricted Payment, (A) no Default or Event of Default shall exist or shall result from such Restricted Payment, (B) Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 30 days immediately prior to and after giving pro forma effect to the Restricted Payment and (C) Agent shall have received updated projections showing that the Borrower’s projected Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 180 days immediately following such Restricted Payment.

2.6 Section 7.10 of the Loan Agreement is hereby amended by (i) deleting the reference to “and” at the end of clause (b) and (ii) deleting clause (c) in its entirety and replacing it with the following:

(c) Investments in any Person that becomes a Credit Party or in any assets that are acquired by a Credit Party in connection with an acquisition in an amount not to exceed $1,000,000 in the aggregate for all such Investments; provided, that at the time of any such Investment no Default or Event of Default shall exist or shall result from such Investment;

(d) Investments in any Person that becomes a Credit Party or in any assets that are acquired by a Credit Party in connection with an acquisition; provided, however, that at the time of any such Investment, (A) no Default or Event of Default shall exist or shall result from such Investment, (B) Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 30 days immediately prior to and after giving pro forma effect to the Investment, and (C) Agent shall have received updated projections showing that the Borrower’s projected Excess Availability exceeds the greater of (x) $15,000,000 and (y) 20% of the Loan Cap for the 180 days immediately following such Investment; and

(e) other Investments by the Borrower made after the Closing Date in an amount not to exceed $1,000,000 in the aggregate in any fiscal year.

2.7 Section 7.11 of the Loan Agreement is hereby amended by: (i) deleting the “and” at the end of clause (e); (ii) replacing the “.” at the end of clause (f) with “; and”; and (iii) adding a new clause (g) to read in its entirety as follows: “(g) one time bonus payments to officers of any Credit Party paid immediately following completion of the initial public offering of the equity securities of Ultimate Parent in an amount not to exceed $3,000,000 in the aggregate for all such bonus payments.”

2.8 Section 7.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.15 Minimum Availability

The Credit Parties shall have at all times Excess Availability (without giving effect to any outstanding obligations referenced in clause (b) of the definition of Obligations) equal to the greater of (i) 12.5% of the then current weekly Borrowing Base and (ii) $6,000,000; provided, during a Seasonal Borrowing Period, the Credit Parties shall have Excess Availability (without giving effect to any outstanding obligations referenced in clause (b) of the definition of Obligations) equal to the greater of (i) 15% of the Loan Cap and (ii) $8,000,000.

2.9 Section 7.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.16 Maximum Capital Expenditures.

Permit the maximum amount of Capital Expenditures of Borrower and its Subsidiaries for any fiscal year to exceed $25,000,000.

2.10 Section 7.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

7.17 [Reserved]

2.11 Section 8 of the Loan Agreement is hereby amended by (i) deleting the reference to “or” at the end of Section 8.12, (ii) deleting the reference to “.” at the end of Section 8.13 and replacing it with a reference to “; or” and (iii) adding a new Section 8.14 at the end thereof as follows:

8.14 Parent or Ultimate Parent (i) conducts any business other than (A) its ownership of equity securities of Borrower or Parent, as applicable, (B) performing its obligations incidental thereto under the Loan Documents, (C) issuing its own equity securities subject to the terms hereof, (D) filing tax reports and paying taxes in the ordinary course, (E) preparing reports to Governmental Authorities and to its shareholders, (F) holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure or to comply with applicable law or (G) making Restricted Payments to the extent permitted by this Agreement or (ii) incurs any Indebtedness or liabilities other than liabilities incidental to the conduct of its business as a holding company.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties.

Each Credit Party hereby represents and warrants to the Lender Group that:

(a) It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or Governmental Authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

(b) This Amendment has been duly executed and delivered by such Credit Party. This Amendment and each Loan Document to which such Credit Party is party are the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

(c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against such Credit Party or any member of the Lender Group;

(d) No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(e) The representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

SECTION 4. MISCELLANEOUS.

4.1 Conditions to Effectiveness. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date of such being the “Fourth Amendment Effective Date”):

(a) The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment;

(c) Each Credit Party, the Agent and the Required Lenders shall have delivered an executed copy of this Amendment to Agent;

(d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Credit Party or the Lender Group;

(e) The successful completion of the initial public offering of the equity securities of Ultimate Parent resulting in gross proceeds of $25,000,000;

(f) Agent shall have received Ultimate Parent’s (i) charter (or similar formation document), certified by the appropriate governmental authority, (ii) good standing certificates in its state of formation and in each other state requested by Agent, (iii) bylaws (or similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing Ultimate Parent’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

(g) Ultimate Parent shall have executed and delivered the Joinder to the Loan Agreement attached hereto as Exhibit A;

(h) Borrower shall have delivered to Agent a properly completed Uniform Commercial Code financing statements with respect to Ultimate Parent and other filings and documents required by law or the Loan Documents to provide Agent first priority perfected Liens (subject only to Permitted Liens) in the assets of Ultimate Parent constituting Collateral;

(i) Agent shall have received original membership certificates reflecting 100% of the equity of Parent, together with undated irrevocable transfer powers executed in blank; and

(j) Borrower and the other Credit Parties shall have executed and delivered such additional certificates, documents, amendments to other Loan Documents and financing statements as Agent may require in connection with the transactions contemplated by this Amendment.

4.2 Entire Amendment; Effect of Amendment. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

4.3 Counterparts; Electronic Transmission. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or. pdf transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or .pdf transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

4.4 Fees, Costs and Expenses. Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to their rights and responsibilities hereunder and thereunder. In addition, Borrower shall pay to Agent for distribution to each Lender who has executed this Amendment an amendment fee in an amount equal to $250,000 in the aggregate which fee shall be fully earned and payable on the Fourth Amendment Effective Date.

4.5 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

4.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

GORDMANS, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS MANAGEMENT COMPANY, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS DISTRIBUTION COMPANY, INC.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

GORDMANS INTERMEDIATE HOLDINGS CORP.

By:	/s/ Michael D. James
Name:	Michael D. James
Title:	Chief Financial Officer

[Signature Page to Fourth Amendment]

WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Jason B. Searle
Name:	Jason B. Searle
Title:	Vice President

CIT BANK, a Utah Chartered Bank, as Lender

By:	/s/ Benjamin Haslam
Name:	Benjamin Haslam
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Raymond Kupiec
Name:	Raymond Kupiec
Title:	Vice President

[Signature Page to Fourth Amendment]

JOINDER TO LOAN, GUARANTY AND SECURITY AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of June     , 2010 is executed by the undersigned for the benefit of Wells Fargo Retail Finance, LLC, as administrative agent (in such capacity, together with its successors, if any, the “Agent”) in connection with that certain Loan, Guaranty and Security Agreement dated as of February 20, 2009 among Gordmans, Inc. (“Borrower”), the other Credit Parties signatory thereto, Agent and each of the lenders signatory thereto (together with its successors and permitted assigns, individually, “Lender” and, collectively, “Lenders” and together with the Agent, collectively, the “Lender Group”) as amended by that certain First Amendment to Loan, Guaranty and Security Agreement dated as of March 16, 2009, that certain Second Amendment to Loan, Guaranty and Security Agreement dated as of December 23, 2009 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Loan Agreement.

Gordmans Stores, Inc. (“Ultimate Parent”) is required to execute this Agreement pursuant to Section 4.1(g) of that certain Fourth Amendment to Loan, Guaranty and Security Agreement dated as of the date hereof among the Borrower, the Agent the other Credit Parties signatory thereto and the Lenders signatory thereto.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Ultimate Parent agrees as follows:

1. Ultimate Parent assumes all the obligations of a Credit Party and a Guarantor under the Loan Agreement and agrees it is a Credit Party and a Guarantor and bound as a Credit Party and a Guarantor under the terms of the Loan Agreement, as if it had been an original signatory to the Loan Agreement. In furtherance of the foregoing, Ultimate Parent hereby (i) grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Credit Party of each of its covenants and duties under the Loan Documents and (ii) irrevocably and unconditionally guaranties to Agent for the ratable benefit of the Lender Group the due and punctual payment in full of all Guaranteed Obligations.

2. Schedules 5.6(a), 5.6(b), 5.6(c), 5.6(c), 5.7(b), and 5.7(c), of the Loan Agreement are hereby amended to add the information relating to Ultimate Parent set out on Schedules 5.6(a), 5.6(b), 5.6(c), 5.6(c), 5.7(b), and 5.7(c), respectively, hereof. Ultimate Parent hereby makes to Agent the representations and warranties set forth in the Loan Agreement applicable to the Ultimate Parent and the applicable Collateral and confirms that such representations and warranties are, as of the date hereof, true and correct in all material respects after giving effect to such amendment to such Schedules.

3. In furtherance of its obligations under Section 4.4 of the Loan Agreement, Ultimate Parent agrees to deliver to Agent appropriately complete UCC financing statements naming Ultimate Parent as debtor and Agent as secured party, and describing its Collateral and to execute and deliver such other documentation as Agent (or its successors or assigns) may reasonably require to evidence, protect and perfect the Liens created by the Loan Agreement, as modified hereby.

4. As of the date hereof, Ultimate Parent’s address and fax number for notices under the Loan Agreement shall be the address and fax number of the Borrower set forth in the Loan Agreement and Ultimate Parent hereby appoints the Borrower as its agent to receive notices hereunder.

5. This Agreement shall be deemed to be part of, and a modification to, the Loan Agreement and shall be governed by all the terms and provisions of the Loan Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Ultimate Parent enforceable against Ultimate Parent. Ultimate Parent hereby waives notice of Agent’s acceptance of this Agreement. Ultimate Parent will deliver an executed original of this Agreement to Agent.

[signature page follows]

2

The undersigned has caused this Joinder to Loan Agreement to be duly executed and delivered as of the date first above written.

GORDMANS STORES, INC.

By:
Name:
Title:

[Signature Page to Joinder to Loan Agreement]